Registration No. 333-30805


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.    20549
                          ____________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               to
                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ____________

              UNION TEXAS PETROLEUM HOLDINGS, INC.
     (Exact name of Registrant as specified in its charter)

               Delaware                            76-0040040
     (State or other jurisdiction of        (IRS Identification No.)
     incorporation or organization)


                    c/o ATLANTIC RICHFIELD COMPANY
            333 South Hope Street, Los Angeles, CA    90071
                           (213) 486-3511
      (Address, including zip code, and telephone number including area code of registrant's principal executive offices)


                     VIRGINIA INDONESIA COMPANY
                 EMPLOYEE THRIFT AND RETIRMENT PLAN
                      (Full title of the plan)
                          ____________

                            Copies to

     Diane A. Ward, Esq.                  Bruce G. Whitmore, Esq.
     Counsel - Securities & Finance       Senior Vice President, General
     Atlantic Richfield Company           Counsel and Corporate Secretary
     333 South Hope Street                Atlantic Richfield Company
     Los Angeles, CA   90071              333 South Hope Street
     (213) 486-2080                       Los Angeles, CA  90071
                                          (213) 485-1774

                              PART II

      Following termination of the offering on June 29, 1998, the date on which Union Texas Petroleum Holdings, Inc. ("UTP") was merged into a wholly-owned, privately held subsidiary of Atlantic Richfield Company, this Post-Effective Amendment No. 1 is being filed to deregister Common Stock of UTP that remained unsold at such date under the Virginia Indonesia Company Employee Thrift and Retirement Plan.


Item 8.  Exhibits

     Exhibit No.         Description of Exhibit
     -----------         ----------------------
          3              Certificate of Merger

         24              Power of Attorney


Item 9.  Undertakings

     Pursuant to Registrant's undertaking to remove from registration by means of a post-effective amendment any of the securities remaining unsold at the termination of the offering, registrant is filing this Post-Effective Amendment No. 1.

                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 19th day of May, 1999.

                                 UNION TEXAS PETROLEUM HOLDINGS, INC.

                                        * /s/ MICHAEL E. WILEY
                                 By:__________________________________
                                       Michael E. Wiley
                                       Chairman of the Board and
                                       Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                  Title                  Date
         ---------                  -----                  ----

 * /s/ MICHAEL E. WILEY
__________________________    Chairman of the Board,     May 19, 1999
      Michael E. Wiley        Chief Executive Officer
   (Principal executive       and Director
          officer)


   /s/ MARK E. NICHOLLS
__________________________    Senior Vice President,     May 19, 1999
     Mark E. Nicholls         Chief Financial Officer
   (Principal financial       and Controller
   officer and Principal
    accounting officer)


   */s/ MARIE L. KNOWLES
__________________________    Director                   May 19, 1999
     Marie L. Knowles


* /s/ DONALD R. VOELTE, JR.
__________________________    Director                   May 19, 1999
   Donald R. Voelte, Jr.


     /s/ MARK E. NICHOLLS
* By_______________________
       Mark E. Nicholls
       Attorney-in-Fact

                         PLAN SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of May, 1999.

                                 VIRGINIA INDONESIA COMPANY
                                 EMPLOYEE THRIFT AND RETIREMENT PLAN

                                     /s/ TERRY N. QUINN
                                 By:________________________________
                                      Terry N. Quinn
                                      Chairman, VICO Employee
                                      Thrift and Retirement Plan
                                      Administrative Committee